1 Ally Financial Inc. BancAnalysts Association of Boston Conference November 2, 2017

2 Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as our statements about targets and expectations for various financial and operating metrics. Forward-looking statements often use words such as ―believe,‖ ―expect,‖ ―anticipate,‖ ―intend,‖ ―pursue,‖ ―seek,‖ ―continue,‖ ―estimate,‖ ―project,‖ ―outlook,‖ ―forecast,‖ ―potential,‖ ―target,‖ ―objective,‖ ―trend,‖ ―plan,‖ ―goal,‖ ―initiative,‖ ―priorities,‖ or other words of comparable meaning or future-tense or conditional verbs such as ―may,‖ ―will,‖ ―should,‖ ―would,‖ or ―could.‖ Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2016, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our ―SEC filings‖). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to generally accepted accounting principles (―GAAP‖). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Our use of the term ―loans‖ describes all of the products associated with our direct and indirect lending activities. The specific products include loans, retail installment sales contracts, lines of credit, leases, and other financing products. The term ―lend‖ or ―originate‖ refers to our direct origination of loans or our purchase or acquisition of loans.

3 Ally Overview Note: Total Assets, Deposits, Asset Mix and Funding Mix as of 3Q 2017 Building the leading digital bank Asset Mix $164 billion of Assets Zero branches Over 5 million customers $90 billion of Deposits Funding Mix Unsecured Debt 13% Secured Debt 13% Deposits 61% Other Borrowings 13% End of period balances. Excludes Core OID. See page 21 for details. End of period balances. „Other‟ includes Insurance premium receivables and Other assets. Retail Auto Loan 41% Auto Lease 5% Commercial Auto 22%Cash and Securities 18% Mortgage 7% Corporate Finance 2% Other 5%

4 Strategic Direction  Demonstrate resilient returns in auto finance through the cycle  Relentlessly focus on customers  Grow deposit and customer base  Expand additional products to unlock more value from Ally banking franchise  Leverage position as leader in digital banking

5 3% 10% 12% +/- 2013 2016 Medium-term Target Driving Higher Shareholder Returns (1) Medium-term defined as over the next 3-4 years. Represents a non-GAAP financial measure. See page 21 for details. Improving Core ROTCE(1) through efficient capital allocation and earnings growth • Growing net financing revenue • Increasing noninterest income • Operating leverage • Optimize capital deployment

6 Customer Growth Through Brand and New Offerings Consumer Auto Retail Deposit Wealth Management Other (includes Credit Card, Mortgage) Commercial Auto 4.3 million serviced units 18.5 thousand dealer relationships 1.4 million customers 235 thousand customers (1) represents total consumer and commercial dealer relationships as of 9/30/17 Note: primary, active customers as of 9/30/2017 68 thousand customers + Deepening existing relationships + New offerings + Accelerating deposit customer growth = Positioned to deliver steady customer growth (1)

7 Relentless Focus on Customers – Our Brand and Culture Simple, straightforward approach to banking – customer is at the core Do It Right Customer-centricity Digital Simple Build emotional relationship with customer beyond financial transactions 24/7 human customer service No branches = Great Rates No geographical constraints Customer service that actually serves Smart Solutions oriented and deliver products that are never status quo Innovative Align with disruptive trends Transparent Deliver the plain and simple truth – no hidden messages or fees Low Fee / Great Rate Fair and transparent fees; attractive, not top rate DO RIGHT TIRELESSLY INNOVATE OBSESS OVER THE CUSTOMER

8 Strong Emotional Connection with Customers Brand has resonated and provides foundation for product expansion  Emotional connection continues to increase  Consumers’ love for Ally driven by:  Sense of pride and making them feel smart  Status they realize from banking with an innovative, customer-centric, fun brand  Belief that Ally understands their unique financial needs LoveQuotient 2016 73 2017 77 Source: Love Quotient Survey March 2017

Expanding Bank Franchise


ALLY AUTO
INSURANCE
ALLY INVEST
DEPOSITS
CORPORATE FINANCE
ally
ALLY HOME
CashBack
ally
VISA
CASHBACK CARD
Co-brand product(1)

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(1) The Ally CashBack Credit Card is issued by TD Bank N.A.

10 Ally Bank Market Share Growth Ally outpacing direct bank market share without being top rate payer 7.0% 8.3% 9.8% 11.9% 12.8% 13.4% 14.3% 15.1% 5.5% 6.1% 6.2% 6.6% 6.9% 7.2% 7.6% 8.0% 8th 7th 9th 7th 9th 11th 8th 12th 2Q10 2Q11 2Q12 2Q13 2Q14 2Q15 2Q16 2Q17 Ally Bank market share of direct bank deposits Direct bank market share of retail deposits Ally OSA Bankrate.com position Source: Ally Bank estimates the Direct Bank Retail Deposit market size using various sources including FDIC, FFIEC, NIC, earnings releases, 10-K/Q (excludes brokered CDs and MMDA Sweeps)”

11 Compounding Retail Deposit Growth New and existing retail deposit customers fueling growth Retail Deposit Growth from New and Existing Customers ($ billions) $1.3 $2.1 $2.0 $0.5 $1.3 $3.5 $2.1 $4.5 $5.2 $6.1 $4.3 $6.2 $7.7 $6.2 2011 2012 2013 2014 2015 2016 YTD Sep 2017 $27.7B $74.9B Existing Customer Growth New Customer Growth

12 Stable Deposit Vintages Ally Bank’s retail deposit vintages have been stable over time Ally Retail Deposit Balances by Vintage ($ millions) $0 $15,000 $30,000 $45,000 $60,000 $75,000 Pre-2009 2009 2010 2011 2012 2013 2014 2015 2016 2017

13 Retail Deposit Customer Growth Retail Deposit Customer Growth (thousands) 89 109 124 162 126 142 166 200 2009 2010 2011 2012 2013 2014 2015 2016 2017 est 300 ~ ~1,400 Accelerating retail deposit customer growth

Banking Dynamics: Long-Term Convergence of Models

Move towards digital represents long-term tailwind

Direct Banking

- Cost effective
- Fewer Products
- Higher rates

~$500 billion of deposits(1)

Traditional Banking

- Brick & Mortar
- More products
- Lower rates

~$5 trillion of deposits(2)

~$4 trillion in consumer deposits with a rate paid of < 0.25%(3)

Functionality and customer adoption will continue to progress

Deposit pricing should converge as functionality and products converge

(1) Ally Bank estimates the market size using various sources including FDIC, FFIEC, NIC, earnings releases, 10K/Q
(2) FFIEC Call Reports / FDIC - Deposits ($ trillions) in all accounts up to $250k held in domestic offices and in insured branches in PR and US territories and possessions
(3) Internal Ally estimate calculated utilizing FDIC Call Report Data combined with third party rate reports

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15 Diverse Customer Demographics Scalable national retail deposit platform Attractive demographic trends 1.4 million  Retail deposit customers  > 50% new customers from Millennial generation (YTD 2017)  in all 50 states 95%  Customer satisfaction(1) Retail deposit franchise positioned for growth Note: a county is shaded Ally purple if there was at least one primary, active banking customer residing there. New Retail Deposit Customers by Generation 25% 29% 34% 39% 44% 47% 50% 54% 26% 27% 26% 27% 25% 24% 21% 21%28% 26% 24% 21% 19% 19% 17% 15% 13% 11% 9% 7% 5% 5% 4% 3% 8% 7% 6% 6% 6% 6% 7% 7% FY 2010 FY 2011 FY 2012 FY 2013 FY 2014 FY 2015 FY 2016 YTD Sept. 2017 Millennial Gen X Baby Boomers Silent Generation Other (1) Survey administered by Ally September 2017 (2) Accenture. The “Greater” Wealth Transfer – Capitalizing on the Intergenerational Shift in Wealth, 2015 94%  Customers would recommend Ally to a friend or family member(1) ~$30 trillion estimated wealth transfer to Millennial generation over the next 30 – 40 years(2)

16 Value of Deposit Growth Retail deposit growth drives strategic and financial path  Entry point for new banking customers  Reduce expensive capital markets funding  Support smart asset growth ($ billions) 3Q 2013(1) 3Q 2017(1) Average Balance Average Yield Average Balance Average Yield Deposits(2) $51 1.3% $88 1.3% Secured Debt $31 1.6% $23 2.2% Unsecured Debt $33 5.0% $20 5.1% FHLB/Other(3) $5 1.0% $16 1.4% Total Funding Sources(4) $120 2.4% $147 1.9% (1) Balances and yields based on average daily balances for the quarter ending 3Q 2017 and 3Q 2013 (2) Includes brokered deposits (3) Includes Demand Notes, FHLB borrowings, and Repurchase Agreements (4) Represents a non-GAAP financial measure. Excludes OID. See page 21 for calculation methodology and details.

17 19% YoY Deposit Yield Change (basis points) (1) 7 9 10 12 14 14 14 15 15 16 16 17 17 19 Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 ALLY Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Median Peer Deposit Pricing Changes and Balance Growth Strong deposit growth with modest rate change Balance Growth (YoY %)(1) 11% -3% 10% 4% 7% 10% 4% 5% 6% 8% 5% 11% 4% (1) Year-over-year change for yield and balance growth based on 3Q 17 vs. 3Q 16 interest bearing deposit yield and balances, respectively. Data from company filings. Peers include: BAC, C, CFG, COF, DFS, JPM, KEY, PNC, RF, STI, SYF, USB and WFC

18 Investment in Digital Capabilities Direct Banks are growing deposits 2.5x faster than the overall retail market Customers now interact with Ally more via mobile than any other channel and growing >95% of Ally’s customer interactions are digital (1) (1) Disclosures on Direct Retail Deposits at Direct banks (10-K/Q, Earnings Releases, Call Reports and FDIC Summary of Deposits) and/or Ally Bank estimations (excludes brokered CDs and MMDA Sweeps). Retail deposit indicator at FDIC insured Banks (balances in deposit accounts under $250k). Innovation to Drive Value Zellesm Real-time customer payments Alexa Skill Banking via artificial intelligence (AI) powered virtual assistant Debit Controls Customer controls more than just ‗on/off‘ Deposits Risk Engine Machine learning to combat fraud Advanced Analytics Utilizing predictive analytics for personalized interactions Process Automation Use of Robotics/AI to drive efficiency and improved customer experience

19 Wrap Up Building the leading digital bank  Focused on demonstrating resilient returns in auto finance through the cycle  Secular digital trends are on our side  Deposit growth is a key driver of strategic and financial path  Developing new products to drive more value from banking franchise and position for long-term growth

20 CONFIDENTIAL Supplemental

Supplemental

Notes on non-GAAP and other financial measures

1) ***Core original issue discount (Core OID)** is a non-GAAP financial measure for OID, primarily related to bond exchange OID which excludes international operations and future issuances.*

2) ***Core return on tangible common equity (Core ROTCE)** is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for unamortized Core OID and net DTA. As of 1Q 2016, Ally's Core net income available to common for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for any discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share.*

   a) *In the numerator of Core ROTCE, GAAP net income available to common is adjusted for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions.*

   b) *In the denominator, GAAP shareholder's equity is adjusted for preferred equity and goodwill and identifiable intangibles net of DTL, unamortized Core OID, and net DTA.*

Core Return on Tangible Common Equity ("Core ROTCE")

		FY 2016	FY 2013
Numerator *($ millions)*			
GAAP net income available to common shareholders		$ 1,037	$ (688)
less: Disc Ops, net of tax		44	55
add back: Core original issue discount expense ("Core OID expense")		59	249
add back: Repositioning Items		11	244
less: Core OID & Repo. Tax *(35% in '16, 34% in '15)*		(24)	(168)
Significant Discrete Tax Items & Other		(84)	602
Series G Actions		-	-
Series A Actions		1	-
Core net income available to common shareholders	[a]	$ 1,043	$ 294
Denominator *(2-period average, $ billions)*			
GAAP shareholder's equity		$ 13.4	$ 17.1
less: Preferred equity		0.3	4.1
less: Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		0.2	0.3
Tangible common equity		$ 12.9	$ 12.7
less: Core unamortized original issue discount ("Core OID discount")		1.3	1.7
less: Net deferred tax asset ("DTA")		1.2	1.6
Normalized common equity	[b]	$ 10.4	$ 9.4
Core Return on Tangible Common Equity	[a] / [b]	10.0%	3.1%

Total Funding Sources (based on average balances)

($ millions)	3Q 17	3Q 13
Total Funding Sources (GAAP)	$ 145,323	$ 118,791
Core OID	1,206	1,631
Total Funding Sources (ex OID)	$ 146,529	$ 120,422

Unamortized Original Issue Discount (based on average balances)

($ millions)	3Q 17	3Q 13
Core unamortized original issue discount	$ (1,206)	$ (1,631)
Other unamortized OID	(65)	(54)
GAAP unamortized original issue discount	$ (1,271)	$ (1,685)

Unamortized Original Issue Discount (based on EOP balances)

($ millions)	3Q 17	3Q 13
Core unamortized original issue discount	$ (1,197)	$ (1,599)
Other unamortized OID	(62)	(57)
GAAP unamortized original issue discount	$ (1,259)	$ (1,656)

Unamortized Original Issue Discount Expense

($ millions)	3Q 17	3Q 13
Core unamortized original issue discount	$ 18	$ 64
Other unamortized OID	5	3
GAAP unamortized original issue discount	$ 23	$ 67

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